EXHIBIT 24

                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ridley Howard and Gary W. Meader, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature                          Title                         Date
                             President, Chief Executive
John Ridley Howard           Officer, and Director               2/6/96
                             Chairman of the Board of            2/6/96
William Wylie Gaston, III    Directors                           2/6/96
Thomas A.  Harris            Director                            2/6/96
Francis Abit Massey          Director                            2/6/96
Robert Chandler McMahan      Director                            2/6/96
Champney Adams McNair        Director                            2/6/96
Gaylord O. Coan              Director                            2/6/96
Edward Jenner Wood, III      Director                            2/6/96